Exhibit 10.38



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                      REITERATIVE SHARE PURCHASE AGREEMENT
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BETWEEN:



- SAVITS AB PRIVATE (formerly Startskottet 21918 AB), a company governed under the Laws of Sweden, having its registered office, c/o Hellstrom & Partners Advokatbyra HB - Box 7305 - 103 90 STOCKHOLM -SWEDEN, registered under number 556622 - 7574, represented for the purposes of this Reiterative Share Purchase Agreement by Luis Medeiros duly empowered pursuant to a Power of Attorney attached on EXHIBIT 10 hereto.

                                       Hereinafter referred to as the "SELLER",

                                                              OF THE FIRST PART

AND


- HAMPTON TRUST HOLDING (EUROPE) SA, a joint stock company governed by the Laws of Luxembourg, with a share capital of EUR 100,000 having its registered office at 81, rue Jean-Baptiste Gillardin, Petange, 4735 Luxembourg, registered with the Trade and Company registry of Luxembourg under number B86120, represented for the purposes of this Agreement by Mr John C. Jones, acting in his capacity as Administrateur Delegue, and represented by Mr. Graeme Jackson acting in his capacity as "Administrateur"

- MR JOHN C. JONES, having his domicile at Courtenay Lodge, Courtenay Terrace, Hove, BN3 2WF, United Kingdom

- HERALD CENTURY CONSOLIDATED SA, a joint stock company governed by the Laws of Luxembourg, with a share capital of EUR 100,000 having its registered office at 69, route d'Esch, 2953 Luxembourg, registered with the Trade and Company registry of Luxembourg under number B 62-171, represented for the purposes of this Reiterative share Purchase Agreement by Mr John C. Jones, acting in his capacity as "Administateur Delegue"

                   Hereinafter jointly and severally referred to as the "BUYER",

                                                             OF THE SECOND PART

The SELLER and the BUYER shall be individually referred to as a "Party", and collectively as the "Parties"

RECITALS

Whereas LUK FIDEI LLC was merged on April 24, 2002 into Baldwin Inc having its registered office 1209, Orange Street New Castle Country Delaware (USA). Whereas the "shareholders unconditional contribution" of FIDEI SCA to SAVITS AB by Baldwin Inc has been implemented on May 2, 2002;

Whereas SELLER holds 99.99 % of COMPAGNIE FONCIERE FIDEI (hereafter "FIDEI SCA"), a French partnership with limited shares ("societe en commandite par actions") with a share capital of EUR 550,329, having its registered office located at 17 rue de Miromesnil - 75008 Paris, registered with the Trade and Company Registry of Paris under number 692 044 308 ;

Whereas FIDEI is owned by three (3) other minor shareholders which are Lortay LLC, Rishly LLC and Homry LLC, three (3) companies organized under the Laws of Delaware (USA) and which respectively own one (1) share of FIDEI SCA;

Whereas SELLER shall act in its own name and on behalf of the three (3) above mentioned minor shareholders ;

Whereas FIDEI owns today directly 100 % of the issued and outstanding shares of each of the Subsidiaries; an updated list of Subsidiaries is attached on EXHIBIT 1 hereto;

Whereas FIDEI, formerly a "societe anonyme", has been converted into a "societe en commandite par actions" by its extraordinary shareholders meeting dated April 29, 2002. A copy of the updated "Extrait K bis" is attached on EXHIBIT 2 hereto;

Whereas by virtue of this reiterative share purchase agreement (Hereinafter "Reiterative Share Purchase Agreement" or "Reiterative SPA"), the Parties reiterate today the share purchase agreement (Hereafter "SPA") executed on April 17th, 2002, article 3 of which, on Aggregate Purchase price and Right as general partner, was modified in accordance with the articles 3.3, 7.5 and 10.5 al. 3 of the SPA by an amendment (Hereafter "Amendment") executed by both Parties on May 6, 2002 ;

Whereas the extraordinary shareholders meeting held on May 6, 2002 decided a share buy back operation which minutes have been filed with the Paris Trade and Companies Register on May 7, 2002 and whereas the managing director of FIDEI SCA noted on minutes dated June 3, 2002, that the creditors opposition time period was elapsed and, consequently, (i) the share buy back was completed, (ii) the redeemed shares were cancelled and (iii) the share capital reduced. A copy of the non-opposition certificate issued by the Clerk of the Commercial Court of Paris is attached on EXHIBIT 3. The legal formalities regarding this operation are currently being processed by FIDEI SCA ;



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
Whereas the two following conditions, contained in Article 6 of the SPA, are today realised, namely :

o         the Conversion of FIDEI SCA has been implemented on April 29th, 2002 ;

o The wire transfer by FIDEI SCA to SAVITS AB of an amount of EUR 51,982,803 following to the share buy back operation has been implemented on June 3, 2002.

Whereas SELLER agrees to sell to BUYER and BUYER agrees to purchase from SELLER, according to the terms and conditions set forth below all of the issued and outstanding shares of FIDEI SCA.

Whereas the Right as General Partner shall be purchased today in a separate agreement.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1. DEFINITIONS

1.1. The terms set out hereunder shall have the following meaning for the purpose of the Reiterative SPA:

- "Amendment":  shall mean the amendment of the SPA executed on May 6, 2002.

-"Final Pro forma Balance Sheet": is the pro forma balance sheet attached on
EXHIBIT 4 hereto;

- "Reiterative SPA": shall mean this agreement, including its Exhibits executed by SELLER and BUYER.

- "Minor shareholders of FIDEI SCA": shall mean Lortay LLC, Homry LLC and Rishly LLC, companies organized and existing under the Laws of Delaware (USA), each of them owning one (1) share of FIDEI ;

-"SPA":  shall mean the share purchase agreement executed on April 17, 2002.

-"Shares": shall mean the 721.983 shares of FIDEI SCA after the share buy back operation.

-"Transfer Order": shall mean the legal form ("Ordre de mouvement") according to which SELLER shall transfer the Shares of FIDEI SCA to BUYER, a copy of which are attached hereto on EXHIBIT 5 hereto.

1.2. The other terms with a first capital letter are defined in the SPA.

1.3. Plural forms shall include singular forms and vice versa.



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
ARTICLE 2. SALE AND PURCHASE OF THE SHARES OF FIDEI SCA
---------- ---------------------------------------------

SELLER shall sell today in its own name and on behalf of the Minor Shareholders of FIDEI SCA to BUYER and BUYER shall purchase today from SELLER, all of the issued and outstanding shares of FIDEI SCA.

The Parties undertake to have the transfers of the Shares registered in the books and records of FIDEI SCA today.

The Shares shall be transferred with full rights ("jouissance") as of today.

ARTICLE 3. PURCHASE PRICE OF THE SHARES OF FIDEI SCA
---------- ------------------------------------------

BUYER shall pay to SELLER and the Minority Shareholders of FIDEI SCA on the basis of the Final Pro Forma Balance Sheet attached on EXHIBIT 4 - the amount of TWENTY FIVE EUROS and FORTY EIGHT CENTIMES (EUR 25.48) per share for each share of FIDEI SCA issued and outstanding.

The number of shares of FIDEI SCA to be purchased by BUYER today shall be SEVEN HUNDRED TWENTY ONE THOUSAND NINE HUNDRED and EIGHTY THREE (721 983) and the purchase price for the shares of FIDEI SCA paid to SELLER and the Minor Shareholders shall be EIGHTEEN MILLION THREE HUNDRED NINETY SEVEN THOUSAND AND EIGHT HUNDRED AND EIGHTY THREE EUROS SIXTY SEVEN CENTIMES (18,397,883.67) (hereafter the "Purchase Price").

o Savits AB : 721.980 shares: 18,397,807.23 Euros: to be sold to Hampton Trust Holdings (Europe) SA

o Lortay LLC: 1 share: 25.48 Euros: to be sold to Hampton Trust Holdings (Europe SA)

o         Rishly LLC: 1 share: 25.48 Euros: to be sold to Herald Century
          Consolidated SA

o         Homry LLC:1 share: 25.28 Euros: to be sold to Mr John C. JONES

Registration duties due to any person incurred by the transfer of Shares shall be the sold responsibility of, and shall be borne by, BUYER.

ARTICLE 4. PAYMENT OF THE PURCHASE PRICE
---------- ------------------------------

BUYER shall pay the Purchase Price as set forth in Article 3 today by certificate check to the SELLER and the three (3) Minority Shareholders. Copies of the checks are attached on Exhibit 6 hereto.



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
ARTICLE 5. CONDITIONS TO CLOSING
---------- ----------------------

SELLER shall deliver to BUYER today :

o the written resignation of the Managing Director ("gerant"), the President and the Secretary of the Supervisory Board of FIDEI SCA at the effective date of today; a copy of these letters is attached on
          EXHIBIT 7 hereto ;

o the written resignation of all the Presidents of each of the Subsidiaries listed on EXHIBIT 1 hereto ; a copy of these letters of resignation shall be attached on EXHIBIT 7 hereto ;

o         all the corporate documents listed on EXHIBIT 9 hereto.

The Parties mutually agree that the replacement of the Managing Director of FIDEI SCA and the dismissal of the members of the Supervisory Board shall take place at the extraordinary shareholders' meeting of FIDEI SCA to be held today.

ARTICLE 6. REAL ESTATE PROPERTIES
---------- -----------------------

EXHIBIT 8 hereto is an updated list of all real property owned by FIDEI SCA which are still under a commitment to sell ("promesse de vente" or "compromis de vente") as of today, by FIDEI or the Subsidiaries, on the one hand, and third parties on the other hand.

It is agreed by the Parties that the provisions 7.2, 7.3 and 7.4 of the SPA shall continue to apply and produce their effects.

ARTICLE 7. REPRESENTATIONS OF SELLER AND BUYER
---------- ------------------------------------

The Parties agree to refer to the articles 8 and 9 of the SPA as regards the representations and warranties made by them.

ARTICLE 8. MISCELLANEOUS
---------- --------------

This Reiterative Agreement is drawn up in English and shall be governed by and construed in accordance with the laws of France. Should a French version be prepared, the prevailing version shall be the English version.

This Reiterative Agreement is confidential under the same conditions as defined in article 10.3 of the SPA.

Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred by either Party in connection with the preparation and negotiation of the Reiterative Agreement and the consummation of the transactions contemplated hereby.



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
This Reiterative Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns in the same condition than in the article 10.6 of the SPA.

The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or two Business Days after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below

|X|        To BUYER at:
HAMPTON TRUST HOLDINGS (EUROPE) SA
81, rue Jean-Baptiste Gillardin
Petange
4735 Luxembourg
Attn.: Mr. John C. Jones, Administrateur Delegue
Facsimile:

With a copy to:

TESTU PACLOT MOITRY
Me Jean-Hubert Moitry
4, rue de Galliera
75 116 Paris
Facsimile:

|X|        To SELLER at :

SAVITS AB PRIVATE
Box 7305
10390 STOCKHOLM - SWEDEN
Attn : Philip Cannella



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
With a copy to:
JF Delepoulle
Colisee Mur
17, rue de Miromesnil
F - 75008 Paris

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Andrea A. Bernstein
Facsimile:  (212) 310-8007

All other provisions contained in the article 10 of the SPA shall be applicable to this Reiterative Agreement.

10.9       LIST OF EXHIBITS

Exhibit 1 :           Updated list of Subsidiaries and their Presidents

Exhibit 2 :           "Extrait K bis" upon Conversion of FIDEI SCA

Exhibit 3 :           Creditors non opposition certificate from the Clerk of the commercial court.

Exhibit 4 :           Final Pro forma Balance Sheet

Exhibit 5 :           FIDEI SCA Share transfer orders

Exhibit 6 :           Copies of the checks

Exhibit 7 :           Copy of the resignation letters concerning FIDEI SCA and

                      its Subsidiaries

Exhibit 8 :           Updated list of real estate properties under commitment to sell

Exhibit 9 :           List of corporate documents to be delivered by FIDEI to
                      HAMPTON

Exhibit 10 :          Power of Attorney






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
On June the 4th 2002,
In Paris,

Made in two (4) original copies                GRAEME JACKSON



/s/ Luis Medeiros                              /s/ Graeme Jackson
---------------------------------              ---------------------------------
SELLER                                         BUYER
SAVITS AB                                      HAMPTON TRUST
                                               HOLDING (EUROPE) SA



By : Luis Medeiros                             by : John C. Jones
                                               ---------------------------------
                                               Title: Administrateur Delegue
                                               Represented by:  Graeme Jackson
                                               Title:  Administrateur




                                                /s/ John C. Jones
                                                --------------------------------
                                                BUYER
                                                HERALD CENTURY
                                                CONSOLIDATED SA
                                                Represented by:  John C. Jones
                                                Title:  Administrateur Delegue



                                                /s/ John C. Jones
                                                --------------------------------
                                                BUYER
                                                JOHN C. JONES





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